UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2011

ANSYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-20853 (Commission File Number)	04-3219960 (I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 1, 2011, ANSYS, Inc., a Delaware corporation (the “Company”), completed its acquisition of Apache Design Solutions, Inc., a Delaware corporation (“Apache”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated June 29, 2011, by and among the Company, Power Play Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Apache and, with respect to certain sections only, Papachey, Inc., solely as the representative of the securityholders of Apache (the “Securityholders’ Representative”).

Under the terms of the Merger Agreement and through the merger of Merger Sub with and into Apache, the Company acquired 100% of Apache for a purchase price of approximately $314 million in cash, which included $31.1 million in cash on Apache’s balance sheet and includes up to $12 million in cash payments which may be paid in equal portions on each of the first three anniversaries of the closing of the acquisition based on the retention of Dr. Andrew T. Yang as an employee of the combined company at such anniversary. The Company funded the transaction with cash on-hand from the combined organization.  In addition, at the effective time of the merger, each outstanding, unexercised and not vested Apache stock option was converted into and became an option to purchase shares of common stock, par value $0.01 per share, of the Company.  The number of shares of Company common stock subject to each such converted option is equal to the number of shares of Apache common stock subject to such option multiplied by 0.2963, rounded down to the nearest number of whole shares and the per share exercise price for the shares of the Company’s common stock issuable upon exercise of each such converted option is equal to the per share exercise price of Apache common stock subject to such option divided by 0.2963, rounded up to the nearest whole cent.  The Merger Agreement also included retention provisions and incentives for key members of management and employees, earned over a three fiscal year period beginning on January 1, 2012, including an additional $13 million of performance equity awards.

Neither the Company nor any of its affiliates nor any person who was then a director or officer of the Company had a material relationship with Apache prior to the completion of the merger.

The Merger Agreement was filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K on June 30, 2011 as Exhibit 2.1 and is incorporated herein by reference.  The Company also issued a press release on August 1, 2011 to announce the completion of the acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(b)           Pro Forma Financial Information.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(d)           Exhibits.

Exhibit Number	Description
99.1*	Press Release, dated August 1, 2011.
99.2	Merger Agreement (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 30, 2011).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: August 1, 2011	By:	/s/ James E. Cashman III
James E. Cashman III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release, dated August 1, 2011.
99.2	Merger Agreement (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 30, 2011).

* Filed herewith